                                                                    EXHIBIT 99.1


                               ----------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                 MEDAREX, INC.,

                           MEDAREX ACQUISITION CORP.

                                      AND

                       HOUSTON BIOTECHNOLOGY INCORPORATED


                            DATED: DECEMBER 18, 1996


                               ----------------

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                        NUMBER
                                                                        ------
 AGREEMENT AND PLAN OF MERGER..........................................    A-1
 Article I The Merger..................................................     1
    Section 1.1  The Merger...........................................      1
    Section 1.2  Closing..............................................      1
    Section 1.3  Effective Time of the Merger.........................      1
    Section 1.4  Effects of the Merger................................      1
    Section 1.5  Certificate of Incorporation; By-Laws................      1
    Section 1.6  Directors and Officers...............................      2
 Article II Effect of the Merger on the Capital Stock of the
  Constituent Corporations; Exchange of Certificates...................     2
    Section 2.1  Effect on Capital Stock..............................      2
    Section 2.2  Exchange of Certificates.............................      3
    Section 2.3  Assumption of Options and Warrants...................      4
 Article III Representations and Warranties............................     5
    Section 3.1  Representations and Warranties of the Company........      5
    Section 3.2  Representations and Warranties of Parent and Merger
                 Sub..................................................     12
 Article IV Conduct of Business Pending the Merger; Other Covenants....    16
    Section 4.1  Conduct of Business of the Company Pending the
                 Merger...............................................     16
    Section 4.2  Conduct of Business of Merger Sub....................     17
    Section 4.3  Stockholders' Meeting................................     17
    Section 4.4  Preparation of Form S-4 and the Proxy
                 Statement/Prospectus.................................     18
    Section 4.5  Access to Information; Confidentiality...............     18
    Section 4.6  Affiliates...........................................     18
    Section 4.7  No Solicitation......................................     18
    Section 4.8  Employee Benefits Matters............................     19
    Section 4.9  Directors' and Officers' Indemnification and
                 Insurance............................................     20
    Section 4.10 Further Action; Reasonable Best Efforts..............     20
    Section 4.11 Notification of Certain Matters......................     20
    Section 4.12 Public Announcements.................................     20
    Section 4.13 Tax Free Reorganization Treatment....................     21
    Section 4.14 Rule 144 Information.................................     21
    Section 4.15 Loan to Company......................................     21
 Article V Conditions of Merger........................................    21
    Section 5.1  Conditions to Obligation of Each Party to Effect the
                 Merger...............................................     21
    Section 5.2  Conditions to Obligations of Parent and Merger Sub...     21
    Section 5.3  Conditions to Obligations of the Company.............     22
 Article VI Termination, Amendment and Waiver..........................    22
    Section 6.1  Termination..........................................     22
    Section 6.2  Effect of Termination................................     23
    Section 6.3  Fees and Expenses....................................     23
    Section 6.4  Amendment............................................     24
    Section 6.5  Waiver...............................................     25

Article VII General Provisions............................................. 25
  Section 7.1  Non-Survival of Representations, Warranties and Agreements.. 25
  Section 7.2  Notices..................................................... 25
  Section 7.3  Certain Definitions......................................... 26
  Section 7.4  Severability................................................ 26
  Section 7.5  Entire Agreement; Assignment................................ 27
  Section 7.6  Parties in Interest......................................... 27
  Section 7.7  Governing Law............................................... 27
  Section 7.8  Consent to Jurisdiction..................................... 27
  Section 7.9  Headings.................................................... 27
  Section 7.10 Counterparts................................................ 27

EXHIBITS

  1.3 Certificate of Merger
  4.6 Affiliates Letter

          TERM                                                      PAGE NUMBER
          ----                                                      -----------
"Additional Loan"..................................................      21
"Agreement"........................................................       1
"Business Combination".............................................      24
"Certificate of Merger"............................................       1
"Certificates".....................................................       3
"Closing"..........................................................       1
"Closing Date".....................................................       1
"Code".............................................................       1
"Company"..........................................................       1
"Company By-laws"..................................................       2
"Company Certificate of Incorporation".............................       2
"Company Common Stock".............................................       2
"Company Non-Plan Options".........................................       5
"Company Options"..................................................       4
"Company Plans"....................................................       9
"Company Preferred Stock"..........................................       5
"Company Securities"...............................................       6
"Company Warrants".................................................       4
"Confidentiality Agreement"........................................      18
"Consents".........................................................      21
"Convertible Note".................................................       6
"DGCL".............................................................       1
"Effective Time"...................................................       1
"Environmental Laws"...............................................      12
"ERISA"............................................................       9
"Exchange Act".....................................................       7
"Exchange Agent"...................................................       3
"Exchange Fund"....................................................       3
"Exchange Ratio"...................................................       2
"FDA"..............................................................       7
"Form S-4".........................................................       7
"Fractional Share Payment".........................................       2
"Governmental Entity"..............................................       7
"Hazardous Substance"..............................................      12
"Indemnified Parties"..............................................      20
"Intellectual Property"............................................      11
"License Agreement"................................................      21
"Material Adverse Change"..........................................      23
"Material Adverse Effect" (For the Company)........................       5
"Material Adverse Effect" (For Parent and Merger Sub)..............      13
"Merger"...........................................................       1
"Merger Consideration".............................................       2
"Merger Sub".......................................................       1
"NASD".............................................................      14
"NASDAQ"...........................................................       2
"Notes"............................................................       6
"Parent"...........................................................       1
"Parent Common Shares".............................................       2
"Parent Preferred Shares"..........................................      13
"Parent SEC Reports"...............................................      14
"Plans"............................................................       4

          TERM                                                      PAGE NUMBER
          ----                                                      -----------
"Proxy Statement/Prospectus".......................................       7
"Purchase Price"...................................................      24
"Requisite Regulatory Approvals"...................................      21
"Returns"..........................................................      10
"Representatives"..................................................      18
"SEC"..............................................................       7
"SEC Reports"......................................................       7
"Securities Act"...................................................       7
"Specified Contracts"..............................................      12
"Stockholder's Meeting"............................................      17
"Surviving Corporation"............................................       1
"Takeover Proposal"................................................      23
"Tax"..............................................................      11
"Transaction Proposal".............................................      19
"Voting Stock".....................................................      24
"1996 10-Q's"......................................................       7

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated December 18, 1996 (the "Agreement"), among Medarex, Inc., a New Jersey corporation (the "Parent"), Medarex Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Houston Biotechnology Incorporated, a Delaware corporation (the "Company").

  WHEREAS, the Board of Directors of the Company, Parent and Merger Sub have approved, and deem it advisable and in the best interests of their respective stockholders to consummate the business combination transaction provided for herein in which the Merger Sub will merge with and into the Company with the Company being the surviving corporation in the Merger (the "Merger"), thereby becoming a direct wholly-owned subsidiary of Parent.

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements herein contained and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  The Merger

  Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined in
Section 1.3 below), the Merger Sub shall be merged with and into the Company. Upon the Effective Time, the separate corporate existence of the Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") under the name Houston Biotechnology Incorporated.

  Section 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article V, other than those conditions which by their terms are to be satisfied at the Closing (the "Closing Date"), at the offices of Satterlee Stephens Burke & Burke LLP, 230 Park Avenue, New York, New York 10169, unless another date, time or place is agreed to in writing by the parties.

  Section 1.3 Effective Time of the Merger. As soon as practicable after the satisfaction of or waiver of the conditions set forth in Article V, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") in substantially the form attached hereto as Exhibit 1.3 with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

  Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Sections 259, 260 and 261 of the DGCL.

  Section 1.5 Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Restated Certificate of Incorporation, as amended, of the

Company, as in effect immediately prior to the Effective Time (the "Company Certificate of Incorporation"), as amended by the Certificate of Merger.

  (b) At the Effective Time, the By-Laws of the Surviving Corporation shall be the By-Laws of the Company, as in effect immediately prior to the Effective Time (the "Company By-laws"), until thereafter amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by law.

  Section 1.6 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed, as the case may be, and qualified.

                                  ARTICLE II

  Effect of the Merger on the Capital Stock of the Constituent Corporations;
                           Exchange of Certificates

  Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), or any shares of capital stock of Merger Sub:

    (a) Common Stock of Merger Sub. Each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued, outstanding and unchanged as validly issued, fully paid and nonassessable shares of Common Stock of the Surviving Corporation, which shall be all of the issued and outstanding capital stock of the Surviving Corporation as of the Effective Time;

    (b) Conversion of Company Common Stock. Except as otherwise provided herein and subject to Section 2.1(c), each issued and outstanding share of Company Common Stock shall be converted into the (the "Merger Consideration") right to receive from Parent 0.182 of a share of Parent common stock, $.01 par value per share (the "Parent Common Shares") (said
  0.182 hereinafter the "Exchange Ratio"). If Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination of shares or similar transaction between the date of this Agreement and the Effective Time, the Exchange Ratio set forth herein shall be appropriately adjusted for purposes of this Section 2.1(b).

    (c) No Fractional Shares. (i) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a shareholder of Parent.

      (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent Common Share (after taking into account all shares of Company Common Stock held by such holder at the Effective Time) shall receive, in lieu thereof, an amount in cash ("Fractional Share Payment") (payable in dollars, without interest) equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a Parent Common Share on The Nasdaq National Market ("NASDAQ") on the last business day immediately preceding the Closing Date.

    (d) Cancellation and Retirement of Common Stock. As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any Fractional Share Payment.

    (e) Prior to the mailing of the Proxy Statement/Prospectus (as defined in Section 3.1(e)(ii)), Parent shall appoint Continental Stock Transfer & Trust Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration and any Fractional Share Payment.

  Section 2.2 Exchange of Certificates.

  (a) Exchange Agent. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, the estimated aggregate Fractional Share Payment (the "Exchange Fund") and will authorize the Exchange Agent to issue Parent Common Shares constituting the Merger Consideration, for exchange in accordance with this
Article II. Parent shall deposit with the Exchange Agent any additional funds in excess of the Exchange Fund necessary to pay any Fractional Share Payment required to be paid under this Agreement.

  (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificate(s) and payment therefor. Upon surrender to the Exchange Agent of such Certificates, together with such letter of transmittal duly executed, and acceptance thereof by the Exchange Agent, the holder of a Certificate shall be entitled to a certificate or certificates representing the number of full Parent Common Shares and the Fractional Share Payment, if any, into which the Certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose in order to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of the certificate or certificates for Parent Common Shares and Fractional Share Payment as hereinabove provided. If any certificate for such Parent Common Shares is to be issued to a person other than the registered holder of a Certificate surrendered for exchange, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent or the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Common Shares in a name other than that of the registered holder of the Certificate(s) surrendered, or establish to the satisfaction of parent or the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and Fractional Share Payment, if any, as contemplated by Section 2.1. No interest will be paid or will accrue on any Fractional Share Payment.

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Shares issuable in respect thereof and no Fractional Share Payment shall be paid to any such holder until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate, without interest, the amount of any Fractional Share Payment to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Certificate.

  (d) No Further Ownership Rights in Company Common Stock. All Parent Common Shares issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any Fractional

Share Payment) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock heretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation, with respect to shares of Company Common Stock outstanding immediately prior to the Effective Time, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

  (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for Parent Common Shares, any Fractional Share Payment and any dividends or distributions with respect to Parent Common Shares to which such holders may be entitled.

  (f) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any Parent Common Shares (or dividends or distributions with respect thereto) or Fractional Share Payment delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Parent Common Shares, any Fractional Share Payment or any dividends or distributions with respect to Parent Common Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(e)(ii)), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto other than the holder of such Certificate as specified in
Section 2.2(e).

  Section 2.3 Assumption of Options and Warrants. (a) As of the Effective Time, Parent shall assume each option to purchase shares of Company Common Stock ("Company Options") outstanding at the Effective Time under the Company's 1992 Subordinated Stock Option Plan, 1994 Replacement Stock Option Plan and 1994A Stock Option Plan (the "Plans") and each Company Option shall thereafter be exercisable for a number of shares of Parent Common Shares equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio. The exercise price per share of Parent Company Shares for such Company Options shall be the exercise price per share under such Company Option divided by the Exchange Ratio, rounded to the nearest $.01, all in accordance with Section 425(a) of the Code and the regulations promulgated thereunder, without regard to whether the Company Option qualifies as an incentive stock option with the meaning of Section 422A of the Code, although an assumed Company Option is intended to be an incentive stock option if the Company Option so qualifies. At the Effective Time, Parent shall also assume all of the Company's obligations under the Plans. Parent shall take all corporate and other action necessary to reserve and make available sufficient shares of Parent Common Shares for issuance upon exercise of all such Company Options and shall prepare and file with the SEC as promptly as practical after the Effective Time the appropriate registration statements relating to the issuance of such shares upon exercise of such options and maintain the effectiveness of such registration statements.

  (b) As of the Effective Time, Parent shall assume each of the outstanding warrants to purchase an aggregate of 4,521,558 shares of Company Common Stock outstanding at the Effective Time (the "Company Warrants"), and each Company Warrant shall entitle the holder thereof to purchase the number of shares of Parent Common Shares equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio and the exercise price per share of Parent Company Shares pursuant to such Company Warrant shall be the exercise price per Company Common Share under such Company Warrant divided by the Exchange Ratio, rounded to the nearest $.01. Parent will take all corporate and other action necessary to reserve and make available sufficient shares of Parent Common Stock for issuance upon exercise of such Company Warrants. At the Effective Time, Parent shall assume all of the Company's obligations under the warrant agreement under which the Company Warrants were issued and shall use its best efforts to comply with the terms of such warrant agreement with respect to causing such Company Warrants to be listed on NASDAQ as of the Effective Time.

  (c) As of the Effective Time, Parent shall assume the options to purchase an aggregate of 30,600 shares of Company Common Stock issued in favor of Dr. David W. Parke, INCO Venture Capital, Louis Rose and The Woodlands Corporation (the "Company Non-Plan Options"). Each Company Non-Plan Option shall thereafter be exercisable for a number of shares of Parent Common Shares equal to the number of shares of Company Common Stock subject to such Company Non-Plan Option immediately prior to the Effective Time multiplied by the Exchange Ratio. The exercise price per share of Parent Common Shares for such Company Non-Plan Options shall be the exercise price per share under such Company Non-Plan Option divided by the Exchange Ratio, rounded to the nearest $.01. At the Effective Time, Parent shall also assume all of the Company's obligations under the agreements containing the Company Non-Plan Options. Parent shall take all corporate and other action necessary to reserve and make available sufficient shares of Parent Common Shares for issuance upon exercise of all such Company Non-Plan Options.

                                  ARTICLE III

                        Representations and Warranties

  Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub as follows:

    (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) on the Company. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company has no subsidiaries.

  When used with respect to the Company, the term "Material Adverse Effect" means any material adverse change in or effect on (i) the business, prospects, results of operations or condition (financial or other) of the Company or (ii) the ability of the Company to consummate any of the transactions contemplated hereby.

    (b) Company Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the Company Certificate of Incorporation and the Company By-Laws. The Company is not in violation of any of the provisions of the Company Certificate of Incorporation or the Company By-Laws.

    (c) Capitalization. The authorized capital stock of the Company consists of 40 million shares of Company Common Stock and 15 million shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of the date hereof, (i) 5,638,707 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were not issued in violation of the preemptive (or similar) rights of any stockholder of the Company; (ii) no shares of preferred stock were issued and outstanding; (iii) no shares of Company Common Stock were held in the treasury of the Company; (iv) 876,814 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Options issued pursuant to the Plans; (v) 4,521,558 shares of Company Common Stock were reserved for issuance and issuable upon exercise of Company Warrants and payment of the applicable exercise price;
  (vi) 30,600 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Non-Plan Options; and (vii) up to 800,000 shares of Company Common Stock plus such number of shares to be issued upon the conversion of any accrued interest were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of the Convertible Note dated the date hereof issued by the Company to Parent (the "Convertible Note") or the Additional Note (as defined herein) to be issued by the Company to Parent pursuant to Section 4.15 hereof (the Convertible Note and the Additional Note are sometimes hereinafter collectively referred to as the "Notes"). Since November 30, 1996, no options to purchase shares of Company Common Stock have been granted and no shares of Company Common Stock have been issued except for shares issued pursuant to the exercise of Company Options or upon the exercise of Company Warrants. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company; and (iii) no options, calls, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities of the Company (collectively, "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities or to provide funds to or make any investment (in the form of a loan, capital contribution, guarantee or otherwise). The Company does not own any equity securities of any corporation, partnership, trust, company or other corporate entity.

    (d) Authority Relative to Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger and this Agreement by the holders of a majority of the outstanding shares of Company Common Stock). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. The only vote of the holders of any class or series of outstanding securities of the Company required for approval of this Agreement and the Merger is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

    (e) No Conflict; Required Filings and Consents. (i) The execution, delivery and performance of this Agreement by the Company does not (A) conflict with or violate the Company Certificate of Incorporation or Company By-Laws; (B) assuming that all consents, approvals and authorizations contemplated by subsection (ii) below have been obtained and all filings described in such subsection have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected; or (C) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchises, or other instrument or obligation to which the Company is a party or by which the Company or its properties are bound or affected, except, in the case of clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      (ii) The execution delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not require any consent, approval, authorization or permit of, action by, filing with or notification to, any United States federal, state or local court, administrative agency or commission, or entity created by rule, regulation or order of any United States federal, state or local commission or other governmental agency, authority or instrumentality (a "Governmental Entity"), or any third party to any agreement, contract, license or other instrument or obligation to which the Company is a party, except for (A) the filing with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange of (1) a registration statement on Form S-4 (the "Form S-4") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the issuance of Parent Common Shares in the Merger and pursuant to which the Company Warrants, as converted and assumed, shall be registered, including therein a combined proxy statement and prospectus as amended or supplemented from time to time, (the "Proxy Statement/Prospectus") and (2) such other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith; (B) consents, authorizations, approvals or filings pursuant to the applicable provisions of federal and state securities laws; (C) applicable filings under state anti-takeover laws, if any; (D) the filing and recordation of the Certificate of Merger as required by the DGCL; and (E) such consents, approvals, authorizations or permits of, actions by or notifications to a Governmental Entity or third party the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company does not conduct business in, nor is it otherwise subject to the laws of, any jurisdiction outside the United States as it relates to this Agreement and the consummation of the Merger and other transactions contemplated hereby and the Company makes no representation or warranty with respect to any consent, approval, authorization or permit of, action by, filing with or notification to any non-United States Governmental Entity that may be required in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

    (f) Compliance. (i) The Company holds, and is in compliance with, all permits, licenses, exemptions, orders and approvals of all Governmental Entities, including the Food and Drug Administration ("FDA") and U.S. Department of Health and Human Services, and committees thereof, necessary for the operation of the business of the Company, except to the extent the failure to so hold or comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, there are no proceedings pending, threatened or contemplated by any Governmental Entity seeking to terminate, revoke or materially limit any such permit, license, exemption, order or approval.

      (ii) Since January 1, 1991, neither the Company nor, to the best knowledge of the Company, any of its respective executive officers, directors or employees has been the subject of any investigation or order of any Governmental Entity arising under applicable laws, and to the best knowledge of the Company, no such investigation or order is pending or threatened, except for such investigations or orders, including those pending or threatened, which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

    (g) SEC Filings; Financial Statements. (i) The Company has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1993, pursuant to Sections 12(b), 12(g), 13, 14 or 15(d) of the Exchange Act (collectively, the "SEC Reports"), each of which complied in all material respect with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, as in effect on the date so filed. The Company has delivered to Parent, in the form filed with the SEC (including any amendments thereto) copies of (A) its Annual Report on Form 10-K for each of the three fiscal years ended December 31, 1993, 1994 and 1995, and the Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, September 30, 1996 (the "1996 10-Q's"); (B) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1993; and (C) all other SEC Reports or registration statements filed by the Company with the SEC since January 1, 1993. None of such forms, reports or documents (including any financial statements or schedules included or incorporated by reference therein) filed by the Company contained, when filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (ii) Each of the audited and unaudited consolidated financial statements of the Company (including, in each case, any related notes thereto) included in its SEC Reports complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments).

      (iii) Except as and to the extent set forth on the balance sheet of the Company at December 31, 1995, including the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1995, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (h) Information Supplied. None of the information supplied or to be supplied by the Company in writing or otherwise approved in writing by the Company for inclusion in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
  (ii) the Proxy Statement/Prospectus will not, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting (as defined herein), contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting or any amendment or supplement thereto. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

    (i) Absence of Certain Changes or Events. Since January 1, 1996, except as disclosed in the SEC Reports filed since that date, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date except as disclosed in the SEC Reports or in the ordinary course of business and consistent with past practice, there has not been (A) any change, event or development in or affecting the Company that constitutes or would reasonably be expected to have either individually or in the aggregate a Material Adverse Effect (provided that for the purposes of this clause (A) changes caused by changes in stock market conditions in the United States that generally affect companies in the biotechnology industry shall not be deemed to constitute a Material Adverse Effect); (B) any change by the Company in its accounting methods or principles except as recommended by the Company's independent accountants prior to such change; (C) any declaration, setting aside or payment of any dividends or distributions in respect of any series of capital stock of the Company; (D) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers above the rank of Vice President of the Company, except for increases in base compensation and annual cash bonuses; or (E) any other action which, if it had been taken after the date hereof, would have required the consent of Parent under Section 4.1 hereof.

  Except as otherwise disclosed in the SEC Reports or in this Agreement or the Disclosure Schedule, as of the date hereof the Company does not know or have reason to know of any facts or circumstances or of any change, event or development in or affecting the Company that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

    (j) Absence of Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any properties or rights of the Company, before any court, arbitrator or other Governmental Entity, domestic or foreign, that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or to delay or prevent the consummation of the transactions contemplated hereby beyond June 30, 1997. Neither the Company nor any of its properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect on the Company or which would prevent or delay the consummation of the transactions contemplated hereby beyond June 30, 1997.

    (k) Labor Matters. The Company is not a party to any collective bargaining agreement. Since January 1, 1996, the Company has not (i) had any employee strikes, work stoppages, slowdowns or lockouts; (ii) received any requests for certifications of bargaining units or any other requests for collective bargaining; or (ii) become aware of any efforts to organize employees of the Company into a collective bargaining unit.

    (l) Employee Benefit Plans. (i) Section 3.1(l) of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multi-employer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement), whether formal or informal, legally binding or not, under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans."

      (ii) Except as set forth in Section 3.1(l) of the Disclosure Schedule, with respect to each Company Plan, the Company has delivered, or made available, to the Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement, annuity contract or other funding instrument; (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description or any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and (D) for the three most recent years
    (I) the Form 5500 and attached schedules; (II) audited financial statements; (III) actuarial valuation reports; and (IV) attorney's response to auditor's request for information.

      (iii) (A) Each Company Plan has been established and administered in all material respects in accordance with its terms, and in all material respects in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination letter or has filed a timely request for a determination letter as to its qualification and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Company Plan, no actions, suits or claims

    (other than routine claims for benefits in the ordinary course) are pending or threatened, no facts or circumstances exist which, to the knowledge of the Company, would give rise to any such actions, suits or claims, except for such action, suits or claims the effects of which would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, and the Company will promptly notify Parent of any pending or threatened claims arising between the date hereof and the Closing Date; (D) neither the Company nor to the knowledge of the Company any other party has engaged in a prohibited transaction, as such term is defined under Code section 4975 or ERISA section 406, which would subject the Company or Parent to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i) that is reasonably likely to result in material liability; (E) no event has occurred and no condition exists that would subject the Company to any tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations including, but not limited to, the taxes imposed by Code sections 4971, 4972, 4977, 4979, 4980B, 4976(a) or the fine imposed by ERISA section 502(c) that is reasonably likely to result in a material liability to the Company; (F) all insurance premiums required to be paid with respect to Company Plans as of the date hereof have been or will be paid prior thereto;
    (G) all contributions required to be made prior to the date hereof under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be made; and
    (H) no Company Plan provides for an increase in benefits on or after the date hereof.

      (iv) No Company Plan is, or has ever been, subject to Title IV of ERISA and, except as set forth in Section 3.1(l) of the Disclosure Schedule, there are no unfunded Company Plans under which benefits are payable presently, or in the future, to present or former employees of the Company.

      (v) Each Company Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements in all material respects, and the Company has received a favorable determination from the Internal Revenue Service with respect to any trust intended to be exempt from taxation within the meaning of Code section 501(c)(9).

      (vi) Except as set forth on Section 3.1(l) of the Disclosure Schedule, no Company Plan exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Company employee as a result of the transactions contemplated by this Agreement, whether or not such payments would constitute a parachute payment within the meaning of Code section 280G.

    (m) Tax Matters. (i) Except as set forth in the SEC Reports filed prior to the date of this Agreement or except as set forth in Section 3.1(m) of the Disclosure Schedule, (A) the Company has filed, been included in or sent, all returns, declarations and reports and information returns and statements required to be filed or sent by the Company relating to any Taxes (as defined below) with respect to any income, properties or operations of the Company (collectively, "Returns"); (B) as of the time of filing, the Returns were correct in all material respects; (C) the Company has timely paid or made provision for all Taxes that have been shown as due and payable on the Returns that have been filed; (D) the Company has made or will make provisions for all Taxes payable for any periods that end before the Effective Time for which no Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time; (E) the charges, accruals and reserves for Taxes reflected on the books of the Company are adequate under generally accepted accounting principles to cover the Tax liabilities accruing or payable by the Company in respect of periods prior to the date hereof; (F) the Company is not delinquent in the payment of any Taxes nor has requested any extensions of time within which to file or send any Return, which Return has not since been filed or sent; (G) no deficiency for any Taxes has been proposed, asserted or assessed, in writing, against the Company other than those Taxes being contested in good faith by appropriate proceedings (if necessary, Section 3.1(m) of the Disclosure Schedule shall set forth the nature of the proceedings, the type of return, the deficiencies proposed, asserted or assessed and the amount hereof, and the taxable year in question); (H) the Company has not granted any extension of the limitation period applicable to any Tax claims other than those Taxes being contested in good faith by appropriate proceedings; (I) the Company is not subject to liability for Taxes of any person; (J) the Company is not and has not been a party to any tax sharing agreement; and (K) the Company is not or has not been a party to any nexus or allocation agreements with any State of the United States.

      (ii) "Tax" means with respect to any person (A) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, value-added, windfall profits, custom duty or other tax, capital stock, social security (or similar), unemployment, disability, transfer, alternative or add-on minimum, estimated or other governmental assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) on such person and (B) any liability of the Company or any subsidiary for the payment of any amount of the type described in clause (A) as a result of being a member of an affiliated or combined group.

    (n) Intellectual Property. (i) The Company owns, is licensed or otherwise possesses legally enforceable rights to use (in each case, free and clear of any liens or encumbrances of any kind), the patents, know-how, trademarks, service marks, brand names and computer software and any applications for such patents, know-how, trademarks, tradenames, service marks and brand names, computer software or other intellectual property and proprietary rights used in or necessary for the conduct of its business as currently conducted (collectively, "Intellectual Property"). The Intellectual Property filed with the United States Patent and Trademark Office is listed in Section 3.1(n) of the Disclosure Schedule. Each license or other agreement relating to Intellectual Property to which the Company is a party has been complied with by the Company in all material respects and is in full force and effect; (ii) the Company has not licensed or otherwise granted to others any rights to use any such Intellectual Property except as contemplated by this Agreement, the Notes and the License Agreement (as defined below) or as set forth in Section 3.1(n) of the Disclosure Schedule; (iii) to the best of the Company's knowledge and except as set forth in Section 3.1(n) of the Disclosure Schedule, the use of such Intellectual Property by the Company does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company acquired the right to use such Intellectual Property; and (iv) to the knowledge of the Company and except as set forth in Section 3.1(n) of the Disclosure Schedule, no person is challenging, infringing on or otherwise violating any right of the Company with respect to such Intellectual Property. To the Company's knowledge, all such patents, trademarks, service marks, and copyrights held by the Company or licensed by the Company are valid and subsisting. The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, be in breach of any license, sublicense or other agreement, relating to the Intellectual Property or any third party right to such Intellectual Property except for such breaches that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

    (o) Title to Properties; Liens and Encumbrances. Section 3.1(o) of the Disclosure Schedule sets forth a complete and accurate list of all real properties leased by the Company. Except as set forth in Section 3.1(o) of the Disclosure Schedule and except for such defects in the title as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has valid leasehold interests in its respective real properties and has valid title to all of its respective other properties and assets (except for leased properties and assets, in which case the Company has a valid leasehold interest therein), subject only to (i) statutory liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent or the validity of which is being contested in good faith by appropriate proceedings, (ii) liens securing indebtedness of the Company which is created substantially simultaneously with the purchase of the relevant properties or assets and which do not encumber property other than such property or assets, and (iii) liens that either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company does not own any real property in fee.

    (p) Environmental Matters. The property, assets and operations of the Company are in compliance in all material respects with all applicable federal, state, local or foreign laws, rules, orders, decrees, judgments, injunctions, licenses, permits or regulations relating to environmental matters (collectively, the "Environmental Laws"), except to the extent that failure to comply with such Environmental Laws would not have a Material Adverse Effect. None of the property, assets or operations of the Company are the subject of any federal state, local or foreign investigation evaluating whether any remedial action is needed to respond to a release or threatened release into the environment, of any substance regulated by, or which would form the basis of liability, under any Environmental Laws (a "Hazardous Substance"), or are in contravention of any federal, state, local or foreign law, order or regulation that would have a Material Adverse Effect. The Company has not received any notice or claim, nor are there pending, threatened or reasonably anticipated lawsuits against it with respect to material violations of an Environmental Law or in connection with the release or threatened release of any Hazardous Substance into the environment. The Company has no material contingent liability in connection with any release or threatened release of any Hazardous Substance into the environment.

    (q) Certain Contracts and Agreements. (i) Section 3.1(q) of the Disclosure Schedule sets forth a list of all material contracts, licenses, agreements or leases other than this Agreement and the agreements contemplated hereby (the "Specified Contracts"). True and correct copies of the most current version of said Specified Contracts have been made available to Parent. The Company is not in default in the performance of any of its material obligations under any Specified Contract. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default of any of its material obligations by the Company under any Specified Contract or, to the Company's knowledge, by any other party thereto.

      (ii) The Company is not a party to any contract containing non-competition clauses, restrictive covenants or similar provisions that would limit Parent's or the Surviving Corporation's ability after the Closing to engage in any line of business in any geographic area or to compete against any person.

    (r) Transactions with Affiliates. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, there are no contracts, agreements, arrangements or understandings of any kind between any affiliate of the Company, on the one hand, and the Company, on the other hand, other than any such contracts, agreements, arrangements and understandings that either individually or in the aggregate are de minimis in nature.

    (s) The preclinical tests and clinical trials of the Company were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such clinical trial or human trial, as the case may be. The Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the SEC Reports. The Company has not received any notices or other correspondence from the FDA or any other Governmental Entity requiring the termination, suspension or modification of any human trials that are described in the SEC Reports or the results of which are referred to in the SEC Reports.

    (t) Opinion of Financial Advisor. The Company has received the opinion of Strategen, L.L.C., to the effect that the Merger is fair to the holders of the Company Common Stock from a financial point of view.

    (u) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    (v) Scope of Representations. Anything to the contrary in this Section
  3.1 notwithstanding, no representation or warranty made by the Company in this Agreement shall be deemed to be untrue or incorrect at the date hereof if the failure of such representation or warranty to be true and correct as of such date (or as of any other specified date) does not have, individually or in the aggregate, a Material Adverse Effect on the Company at the date hereof.

  Section 3.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

    (a) Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Parent and Merger Sub has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent and Merger Sub are each duly qualified or licensed as a foreign corporation to do business, and each are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

  When used with respect to Parent or Merger Sub, the term "Material Adverse Effect" means any material adverse change in or effect on (i) the business, prospects, results of operations or condition (financial or other) of Parent and its subsidiaries taken as a whole or (ii) the ability of Parent or Merger Sub to consummate any of the transactions contemplated hereby.

    (b) Charter and By-Laws. Parent has heretofore furnished to the Company complete and correct copies of the Certificate of Incorporation and By-Laws of Parent each as currently in effect and of the Certificate of Incorporation and By-Laws of Merger Sub each as currently in effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its respective Certificate of Incorporation or By-Laws.

    (c) Capitalization. The authorized capital stock of Parent consists of 40 million Parent Common Shares and two million Preferred Shares, without par value (hereinafter referred to as "Parent Preferred Shares"). As of November 30, 1996, (i) 17,592,992 Parent Common Shares were issued and outstanding, and (ii) no Parent Preferred Shares were issued and outstanding. All of the Parent Common Shares issuable in exchange for Company Common Stock at the Effective Time in accordance with the terms of this Agreement have been duly authorized and reserved for issuance and, when so issued, will be validly issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any shareholder of Parent.

    (d) Authority Relative to Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent or Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub or their stockholders are necessary to authorize this Agreement or to consummate such transaction. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms.

    (e) No Conflict; Required Filings and Consents. (i) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not and will not: (A) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Merger Sub; (B) assuming that all consents, approvals and authorizations contemplated by subsection (ii) below have been obtained and all filings described in such subsection have been made, conflict with or violate any law, rule, regulation, order judgment or decree applicable to Parent or Merger Sub or by which either of them or their respective properties are bound or affected; or (C) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected, except, in the case of clauses (B) and
  (C), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

      (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby by Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, and federal, state or local Governmental Entity, except for: (A) the filing with the SEC of the Form S-4 and the obtaining from the SEC of such orders as may be required in connection therewith; (B) filings with the National Association of Securities Dealers Inc. ("NASD") on which the Parent Common Shares are currently eligible for trading; (C) the filing and recordation of the Certificate of Merger as required by the DGCL; and
    (D) applicable filings under state anti-takeover laws, if any.

    (f) Compliance. (i) Parent and its subsidiaries hold, and are in compliance with, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of Parent and each subsidiary, except to the extent the failure to so hold or comply will not have, individually or in the aggregate, a Material Adverse Effect, and to the best knowledge of Parent there are no proceedings pending, threatened or contemplated by any Governmental Entity seeking to terminate, revoke or materially limit any such permit, license, exemption, order or approval. Neither Parent nor any of its subsidiaries nor the conduct of their business is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, no investigation by any United States Governmental Entity with respect to Parent is pending, or to best knowledge of Parent, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not have a Material Adverse Effect.

    (g) SEC Filings; Financial Statements. (i) Parent and each of its subsidiaries has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1993, pursuant to Sections 12(b), 12(g), 13, 14 or 15(d) of the Exchange Act (collectively, the "Parent SEC Reports"), each of which complied in all material respect with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, as in effect on the date so filed. Parent has delivered to the Company, in the form filed with the SEC (including any amendments thereto) copies of (A) its Annual Report on Form 10-K for each of the three fiscal years ended December 31, 1993, 1994 and 1995, and the Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996; (B) all definitive proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since January 1, 1993; and (C) all other Parent SEC Reports or registration statements filed by Parent with the SEC since January 1, 1993. None of such forms, reports or documents (including any financial statements or schedules included or incorporated by reference therein) filed by Parent contained, when filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (ii) Each of the audited and unaudited consolidated financial statements of Parent (including, in each case, any related notes thereto) included in the Parent SEC Reports complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments).

      (iii) Except as and to the extent set forth on the balance sheet of Parent at December 31, 1995, including the notes thereto, included in Parent's Annual Report on Form 10-K for the year ended December 31, 1995, Parent does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (h) Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub in writing or otherwise approved by Parent for inclusion in (i) the Form S-4 will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting or any amendment or supplement thereto. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.

    (i) Absence of Certain Changes or Events. Since December 31, 1995, except as disclosed in the Parent SEC Reports filed since that date, Parent has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date except as disclosed in the Parent SEC Reports, there has not been any change, event or development in or affecting Parent that constitutes or would reasonably be expected to have a Material Adverse Effect on Parent or to delay or prevent the consummation of the transactions contemplated hereby beyond June 30, 1997. In addition to the foregoing, as of the date hereof Parent does not know or have reason to know of any facts or circumstances or of any change, event or development in or affecting Parent or its subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

    (j) Absence of Litigation. There are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or other Governmental Entity, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected to have, a Material Adverse Effect or to delay or prevent the consummation of the transactions contemplated hereby beyond June 30, 1997.

    (k) Brokers. No broker, finder or investment banker (other than Smith Barney Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

    (l) Ownership of Company Common Stock. As of the date of this Agreement, Parent and its subsidiaries beneficially own shares of Company Common Stock representing less than 5% of the outstanding shares of Company Common Stock.

    (m) Scope of Representations. Anything to the contrary in this Section
  3.2 notwithstanding, no representation or warranty made by Parent in this Agreement shall be deemed to be untrue or incorrect at the date hereof if the failure of such representation or warranty to be true and correct as of such date (or as of any other specified date) does not have, individually or in the aggregate, a Material Adverse Effect at the date hereof.

                                  ARTICLE IV

            Conduct of Business Pending the Merger; Other Covenants

  Section 4.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, except as otherwise required by the terms of this Agreement or unless Parent shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and the Company shall use its reasonable best efforts to preserve intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with its customers, suppliers and other persons with whom the Company or any of its subsidiaries has significant business relations and to preserve and maintain in effect all of the Company's Intellectual Property.

  By way of amplification and not in limitation of the foregoing, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Parent:

    (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire or agree to acquire any shares of capital stock of the Company or any other securities convertible into shares of capital stock or any rights, warrants or options to acquire any such shares or convertible securities;

    (b) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

    (c) except to the extent required under existing Company Plans as in effect on the date of this Agreement, (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in compensation of employees and officers of the Company or its subsidiaries in the ordinary course of business in accordance with past practice, or (ii) grant any severance or termination pay not currently required to be paid under existing Company Plans, except on an individual basis in the ordinary course of business and consistent with past practice, or (iii) establish, adopt, enter into or amend or terminate any Company Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as required by law or as provided in this Agreement; provided that the provisions of this
  Section 4.1 shall not prohibit the Company and its subsidiaries from hiring personnel from time to time in the ordinary course of their business, consistent with past practice and in consultation with Parent;

    (d) amend the Company Certificate of Incorporation, the Company By-Laws or other comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company;

    (e) except as allowed pursuant to Section 4.7 of this Agreement, acquire or agree to acquire (i) by merging or consolidation with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets (not otherwise subject to paragraph (h) below) other than in the ordinary course of business consistent with past practice;

    (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practice and in amounts that are not, individually or in the aggregate, material to the Company;

    (g) (i) except for the Notes, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than or endorsements of negotiable instruments and similar guarantees in the ordinary course of business consistent with past practice), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain the financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings (including deposits) incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

    (h) expend, or commit to expend, funds for capital expenditures other than in accordance with the Company's current capital expenditure plans in excess of $10,000 in any one transaction or related series of transactions;

    (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

    (j) recognize any labor union (unless legally required to do so) or enter into any collective bargaining agreement;

    (k) except as may be required as a result of a change in generally accepted accounting principles or as recommended by the Company's independent accountants and consented to in writing by Parent (which consent shall not be unreasonably withheld) prior to such change, change any of the accounting methods, practices or principles used by the Company;

    (l) make any Tax election or settle or compromise any income Tax liability in excess of $10,000 except for the sales and use tax matter set forth in Section 3.1(m) of the Disclosure Schedule or file any federal income tax return prior to the last day prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Company, without the prior consent of Parent, which consent shall not be unreasonably withheld;

    (m) settle or compromise any litigation in which the Company is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid;

    (n) enter into any new line of business;

    (o) commence any new preclinical or clinical trials or submit any data or other materials or enter into any discussions with the FDA or any other Governmental Entity; or

    (p) authorize any of, or commit or agree to take any of, the foregoing actions or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken.

  In addition to the foregoing, the Company hereby further covenants and agrees that during the period from the date hereof to the Effective Time, the Company will only use monies received by it from Parent pursuant to the Notes in consultation with Parent.

  Section 4.2 Conduct of Business of Merger Sub. Merger Sub has not engaged, and during the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage, in any activities of any nature except as provided in, or in connection with the transactions contemplated by, this Agreement.

  Section 4.3 Stockholders' Meeting. The Company will take all action necessary in accordance with and subject to applicable law and the Company Certificate of Incorporation and the Company By-Laws to convene a meeting of its stockholders (the "Stockholder's Meeting") as soon as practicable after the date of this Agreement to consider and vote upon the adoption and approval of this Agreement. Subject to the next succeeding sentence, the Company, through its Board of Directors, shall recommend to its stockholders approval of the foregoing matters, and such recommendation, together with a copy of the opinion referred to in Section 3.1(t), shall be included in the Proxy Statement/Prospectus. The Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change such recommendation, if and only if the Board, after advice of outside counsel, determines in good faith that the making of such recommendation, or the failure to so withdraw, modify or change such recommendation, could reasonably be deemed to constitute a breach of its fiduciary duties under applicable law.

  Section 4.4 Preparation of Form S-4 and the Proxy
Statement/Prospectus. Promptly following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement/Prospectus, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement/Prospectus will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also use its reasonable best efforts to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Shares in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action. The information provided and to be provided by Parent, Merger Sub and the Company, respectively, for use in the Form S-4 shall, at the time the Form S-4 becomes effective and on the date of the Stockholder's Meeting referred to above, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company, Parent and Merger Sub each agree to correct any information provided by it for use in the Form S-4 which shall have become false or misleading.

  Section 4.5 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company (i) shall, and shall cause its officers, directors, employees, auditors and other agents to, afford the officers, auditors and other agents of Parent, reasonable access at all reasonable times (during normal business hours so as not to unduly or unreasonably interfere with the business of the Company) to its senior officers, agents, properties, offices and other facilities and to all books and records, and shall furnish Parent and such other persons with all financial, operating and other data and information as Parent, through its officers, may from time to time reasonably request, and (ii) shall make available its senior officers, upon reasonable prior notice and during normal business hours, to confer on a regular basis with the appropriate officers of Parent regarding the ongoing operations of the Company, the implementation of the transactions contemplated hereby and other matters related hereto. No investigation pursuant to this Section 4.5 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

  (b) Each of Parent and Merger Sub will hold information it receives pursuant to Section 4.5(a)(i) which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated December 18, 1995 between Parent and the Company (the "Confidentiality Agreement").

  Section 4.6 Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, on the record date established for the Stockholders Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 4.6 hereto.

  Section 4.7 No Solicitation. Subject to the proviso below, the Company shall not, nor shall the Company authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative (collectively, "Representatives") retained by it to, solicit, initiate, encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Transaction Proposal (as defined below) or enter into or maintain or continue any discussions or negotiate with any person in furtherance of such inquiries or to obtain a Transaction Proposal, or agree to or endorse any Transaction Proposal, and the Company shall notify Parent orally (as promptly as practicable, and in any event within two business days) as to any Transaction Proposal which it or any of its Representatives may receive, specifying in reasonable detail the material terms thereof and, if requested by Parent, the Company shall furnish a written summary of such material terms (other than the identity of the party making such Transaction Proposal). Nothing contained in this Section 4.7 or this Agreement to the contrary shall restrict the Board of Directors of the Company from (i) furnishing information to any person or entity who makes an unsolicited inquiry concerning a possible Transaction Proposal, or (ii) entering into negotiations or discussions with any person or entity that makes an unsolicited Transaction Proposal regarding that Transaction Proposal, or
(iii) entering into an unsolicited Transaction Proposal, if, in the case of either clauses (ii) or (iii), the Board of Directors of the Company determines in good faith, after advice of counsel, that (a) the failure to do so could reasonably be deemed a breach of its fiduciary duties under applicable law or
(b) failing to make, withdrawing, modifying or changing a recommendation to the Company's stockholders with respect to the approval and adoption of this Agreement if the Board of Directors of the Company determines in good faith, after advice of counsel, that making such recommendation, or failure to withdraw, modify or change such recommendation, could reasonably be deemed a breach of its fiduciary duties under applicable law. The Company shall provide such information to Parent regarding any inquiry, negotiation, discussion or proposal under this Section 4.7 as is necessary, in the reasonable judgment of the Board of Directors of the Company, to achieve a level playing field so that Parent shall not be at a disadvantage, provided that the name of any such other person need not be disclosed to Parent. The Company shall obtain a confidentiality agreement from the person making such inquiries or proposals containing substantially the same terms and provisions as that obtained from Parent, provided that to the extent such confidentiality agreement with such third party contains provisions that are more favorable to such third party than the comparable provisions in the Confidentiality Agreement, such provisions in the Confidentiality Agreement shall be amended correspondingly.

  As use herein, the term "Transaction Proposal" means (x) any acquisition or purchase of substantially all of the assets of, or any controlling interest in, or any debt or equity offering of, the Company or any Business Combination, as defined below, or (y) any proposal, plan or agreement to do any of the foregoing. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. This section shall not prohibit accurate disclosure by the Company in any document that is required to be filed by the Company with the SEC, including without limitation any filings made in compliance with Rule 14e-2 promulgated under the Exchange Act.

  Section 4.8 Employee Benefits Matters. (a) Except as otherwise provided in this Section 4.8, on and after the Effective Time, Parent shall, or shall cause Surviving Corporation to, maintain the Company Plans set forth in
Section 3.1(l) of the Disclosure Schedule (other than the Plans) for the benefit of employees of the Company as such Company Plans are in effect immediately prior to the Effective Time; provided that Parent or Surviving Corporation may replace any Company Plan with a plan of Parent which provides benefits that are substantially similar to those benefits provided to Parent's employees.

  (b) Except as otherwise provided in this Section 4.8, on and after the Effective Time, Parent shall, or shall cause Surviving Corporation to maintain compensation for Company employees, as in effect on the date of this Agreement, subject to increases in accordance with Company policy.

  (c) On and after the Effective Time, Company employees shall be entitled to participate in the equity compensation plans of Parent for employees of Parent on the same basis as similarly situated employees of Parent.

  (d) On and after the Effective Time, the base salary and other compensation and benefits described in Section 4.8 (a) through (d) hereof may be altered by the Surviving Corporation consistent with the Company's past practices, to remain competitive or in accordance with industry practice; provided that the aggregate compensation and benefits provided to the Surviving Corporation employees shall be no less favorable than the compensation and benefits provided to Company employees immediately prior to the Effective Time and may be reduced only in the event of a material adverse change in the business of the Surviving Corporation.

  (e) Neither the Company nor Parent will terminate the employment of any employee of the Company, unless for cause, prior to April 9, 1997, and Parent agrees to enter into reasonable severance arrangements with any Company employee terminated after such date in accordance with its current practice.

  Section 4.9 Directors' and Officers' Indemnification and Insurance. It is understood and agreed that the Company shall defend, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation and the Parent shall, jointly and severally, defend, indemnify and hold harmless, each present and former employee, agent, director and officer of the Company (the "Indemnified Parties") to the full extent required or permitted under (a) Delaware law and (b) as provided in their respective charters and by-laws, which rights to be defended, indemnified and held harmless shall survive the Merger and shall continue in full force and effect without time limitation from and after the Effective Time. Without limiting the foregoing, the Company, and after the Effective Time the Surviving Corporation and the Parent, will periodically advance expenses as incurred with respect to the foregoing, to the fullest extent permitted by applicable law; provided the person to whom the expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. In addition, the Certificate of Incorporation and the By-laws of the Surviving Corporation with respect to indemnification, shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, agents or employees of the Company or otherwise entitled to indemnification pursuant to the Company's Certificate of Incorporation. In the event that the Surviving Corporation transfers all or substantially all of its operations to another corporation or other entity, proper provision shall be made so that the successor or transferee thereof shall assume any remaining obligations of the Surviving Corporation set forth in this Section 4.9.

  Section 4.10 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to (i) cooperating in the preparation and filing of the Proxy Statement/Prospectus and Form S-4, and any amendments to any thereof and (ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts as are necessary for the consummation of the transaction contemplated by this Agreement and to fulfill the conditions to the Merger. To the extent practicable in the circumstances and subject to applicable laws, each party shall provide the other with the opportunity to review all information relating to the other party, or any of its subsidiaries, which appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with obtaining the necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

  Section 4.11 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  Section 4.12 Public Announcements. Each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange or quotation system, provided, however, that each party may talk to their shareholders without the consent of the other in accordance with applicable law.

  Section 4.13 Tax Free Reorganization Treatment. None of Parent, Merger Sub, the Company or any of their respective affiliates shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax-free reorganization within the meaning of
Section 368 of the Code.

  Section 4.14 Rule 144 Information. Parent hereby agrees that from the Effective Time until the third anniversary of the Effective Time, if Parent is not subject to Section 13 or 15(d) of the Exchange Act, it will ensure that there is publicly available the information specified in Rule 144(c)(2) under the Securities Act.

  Section 4.15 Loan to Company. On January 15, 1997, Parent will make a loan (the "Additional Loan") in the amount of $250,000 to the Company to be used by the Company exclusively for operating expenses in the ordinary course. The Company shall use such funds in consultation with Parent. The Additional Loan will be evidenced by a promissory note in substantially the form of the Convertible Note and will be secured by that certain License Agreement dated of even date herewith between the Company and Parent (the "License Agreement").

                                   ARTICLE V

                             Conditions of Merger

  Section 5.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

    (b) Other Approvals. Other than the filing contemplated by Section 1.3, all consents, approvals, authorizations or permits of, actions by, or filings with or notifications to, and all expirations of waiting periods imposed by, any Governmental Entity or any third party (all the foregoing, "Consents") which are necessary for the consummation of the Merger, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or the business of the Surviving Corporation, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), all conditions, if any, to such Requisite Regulatory Approvals shall have been satisfied and all such Requisite Regulatory Approvals shall be in full force and effect.

    (c) No Injunctions or Restrains; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

    (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any "blue sky" and other state securities laws applicable to the issuance of Parent Common Shares in the Merger shall have been complied with.

  Section 5.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Merger
Sub:

    (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement except to the extent such representations and warranties speak as of an earlier date, with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

    (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

  Section 5.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following unless waived by the Company:

    (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent, and the Company shall have received a certificate signed on behalf of the Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

    (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

    (c) Tax Opinion. The opinion, based on appropriate representations of the Company, Parent and others, of Bracewell & Patterson, L.L.P., counsel to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, dated on or about the date of and referred to in the Proxy Statement/Prospectus as first mailed to stockholders of the Company, shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VI

                       Termination, Amendment and Waiver

  Section 6.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

    (a) by mutual written consent of Parent and the Company; or

    (b) by Parent, upon any breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement that, either individually or in the aggregate, would constitute grounds for Parent to elect not to consummate the Merger pursuant to Section 5.2(a) or (b), if either (A) such breach cannot be cured prior to the Closing Date, or (B) has not been cured within 45 days after the date on which written notice of such breach is given by Parent to the Company, specifying in reasonable detail the nature of such breach;

    (c) by the Company, upon any breach of any representation, warranty, covenant or agreement of Parent set forth in this Agreement that, either individually or in the aggregate, would constitute grounds for the Company to elect not to consummate the Merger pursuant to Section 5.3(a) or (b), if either (A) such breach cannot be cured prior to the Closing Date, or (B) has not been cured within 45 days after the date on which written notice of such breach is given by the Company to Parent, specifying in reasonable detail the nature of such breach;

    (d) by either Parent or the Company, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable; provided that such right of termination shall not be available to any party if such party shall have failed to make reasonable efforts to prevent or contest the imposition of such injunction or action and such failure materially contributed to such imposition;

    (e) by either Parent or the Company if (other than due to the willful failure of the party seeking to terminate this Agreement to perform its obligations hereunder which are required to be performed at or prior to the Effective Time) the Merger shall not have been consummated on or prior to June 30, 1997.

    (f) by either Parent or the Company, if the approval of the stockholders of the Company of this Agreement and the Merger required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

    (g) by either Parent or the Company, if (i) the Board of Directors of the Company shall have approved or have recommended to the stockholders of the Company a Transaction Proposal or shall have resolved to do the foregoing; or (ii) a Takeover Proposal (as defined herein) is commenced (other than by Parent or any of its subsidiaries or affiliates), and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such Takeover Proposal or otherwise fails to recommend that such stockholders reject such Takeover Proposal within ten business days of the commencement thereof; provided, however, that in each case this Agreement may only be terminated by the Company if, and only to the extent that, the Board of Directors of the Company, after advice of independent legal counsel, determines in good faith that failure to take such action could reasonably be deemed to constitute a breach of the Board's fiduciary duties under applicable law; or

    (h) by Parent in the event of a material adverse change in the business, prospects or financial condition of the Company caused by an event, occurrence or circumstance (a "Material Adverse Change"), unanticipated and unknown by the Company as of the date of this Agreement and arising after the date hereof solely from facts and circumstances not in existence as of the date hereof. Without limiting the generality of the foregoing, a Material Adverse Change shall not include any matter which Parent knows or should have known of or discovered or should have discovered in its due diligence review of the Company.

  Notwithstanding the foregoing, a Material Adverse Change shall include a determination made in good faith by Medarex prior to the earlier of the date that the Proxy Statement/Prospectus is first mailed to the stockholders of the Company or January 31, 1997 that both (A) a license related to the patent referred to in Section 3.1(n)(iii) of the Disclosure Schedule is required in order to continue development of the Company's secondary cataract product, and
(B) such license is not available, and will not be available, on commercially reasonable terms.

  Section 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 4.5(b), Section 6.3, if applicable, and Section 7.1; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach hereof; provided further, however, that the recommendation of another transaction by the Company's Board of Directors in accordance with Section 4.7 shall not constitute a willful and material breach of this Agreement by the Company.

  Section 6.3 Fees and Expenses. (a) The Company agrees that if this Agreement shall be terminated pursuant to:

    (i) Section 6.1(f) because the Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at a meeting of stockholders of the Company called to vote thereon and at the time of such meeting there shall exist a tender offer or exchange offer for not less than a majority of the outstanding Voting Stock (as defined herein) of the Company (a "Takeover Proposal"); or

    (ii) Section 6.1(g);

  then in any such case, the Company shall pay to Parent $750,000.

  (b) Any cash payment required to be made pursuant to Section 6.3(a) shall be made upon the date which is 60 days after the date the Company enters into a definitive agreement with respect to such Transaction Proposal or the completion of any such Takeover Proposal, by wire transfer of immediately available funds to an account designated by Parent, and termination of the Company's obligations under Section 6.3(a) shall not occur until such payment shall have been made pursuant hereto. The Company covenants and agrees that it will not enter into a definitive agreement relating to a Transaction Proposal that would, if consummated, require the payment of any amounts by the Company pursuant to Section 6.3(a) unless the other party or parties thereto agree unconditionally in writing (a copy of which shall be furnished to Parent as soon as practicable after the public announcement of such proposed Transaction Proposal) to assume, undertake and perform all of the Company's payment obligations under this Section 6.3, and to pay any legal expenses incurred by Parent in connection with the enforcement thereof.

  (c) For purposes of this Section 6.3:

    (i) the term "Business Combination" shall mean (A) the acquisition by any person (other than Parent or any of its subsidiaries) of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, or the formation of any group (as such term is defined for purposes of Rule 13d-5 under the Exchange Act) which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the total voting power of all then outstanding Voting Stock of the Company; (B) the consolidation or merger of the Company with or into any person (other that Parent or any of its subsidiaries) in a transaction in which the Company shall not be the surviving or continuing corporation; (C) the merger or consolidation of any person (other than Parent or any of its subsidiaries) with or into the Company in a transaction in which the Company is the surviving or continuing corporation but in which the shares of Voting Stock outstanding immediately prior to such transaction shall represent less than 50% of the total voting power of all Voting Stock of the surviving or continuing corporation outstanding immediately after such merger or consolidation; (D) any sale or other transfer (including by way of dividend or distribution of assets to the Company's stockholders), in one transaction or in a series of related transactions, of all or substantial portion of the Company's consolidated assets or business to any person (other than Parent or any of its subsidiaries) or group; or (E) any licensing or other arrangement entered into by the Company regarding the right to use, further develop, manufacture, sell or otherwise commercialize the Company's 4197X-RA immunotoxin product in North America; and

    (ii) the term "Voting Stock" means all outstanding stock and other securities of the Company entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Company.

  (d) In the event this Agreement shall be terminated pursuant to Section 6.1
(h), then within fifteen (15) days of such termination Parent shall be obligated to purchase a number of shares of Company Common Stock having a value equal to $750,000 (or $1,000,000 if the Additional Loan has not been made), at a price per share of $.9375 (the "Purchase Price") for, at the sole option of Parent, cash or registered and freely tradeable Parent Common Shares having a market value, calculated as the average closing price of Parent Common Shares for the twenty (20) trading days prior to the date such payment is made, of $750,000 or $1,000,000, as applicable. In the event Parent shall pay the Purchase Price in Parent Common Shares, the Company hereby agrees that it shall not transfer, convey, hypothecate, sell or otherwise dispose of more than 10,000 shares in any five (5) consecutive trading days.

  (e) Except as specifically provided in Section 6.2 and this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

  Section 6.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of Parent and the respective Boards of Directors of Merger Sub and the Company at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of the Company Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  Section 6.5 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid and set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VII

                              General Provisions

  Section 7.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 6.1, except that those set forth in Sections 2.2, 2.3, Section 4.5(b),
Section 4.8, Section 4.9, Section 4.10, Section 4.14, Section 6.3 and this
Article VII shall survive termination indefinitely (or to such earlier date as shall be specified by the terms of such provisions).

  Section 7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to Parent or Merger Sub:

      Medarex, Inc.
      1545 Route 22 East
      Annandale, New Jersey 08801-0953
      Attention: Donald L. Drakeman--President
      Phone: 609-713-6001
      Fax: 609-713-6002

    with a copy to:

      Satterlee Stephens Burke & Burke LLP
      230 Park Avenue
      New York, New York 10169
      Attention: Dwight Kinsey, Esq.
      Phone: 212-818-9200
      Fax: 212-818-9606 or 9607

    if to the Company:

      Houston Biotechnology Incorporated
      3608 Research Forest Drive
      The Woodlands, Texas 77381
      Attention: J. Russell Denson--President
      Phone: 713-363-6999
      Fax: 713-363-3715
    with a copy to:

      Bracewell & Patterson L.L.P.
      South Tower Pennzoil Place
      711 Louisiana Street
      Suite 2900
      Houston, Texas 77002-2781
      Attention: David Ronn, Esq.
      Phone: 713-223-2900
      Fax: 713-221-1212

  Section 7.3 Certain Definitions. For purpose of this Agreement, the term:

    (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

    (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares of Company Common Stock (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

    (c) "business day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or permitted to be closed;

    (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

    (e) "knowledge" means knowledge after reasonable inquiry of, in the case of the Company, any Vice President or more senior officer, and in the case of Parent, any Senior Vice President or more senior officer;

    (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

    (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

  Section 7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

  Section 7.5 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Notes, the Escrow Agreement dated the date hereof among the Company, Parent and Satterlee Stephens Burke & Burke LLP, the License Agreement and the Confidentiality Agreement, which shall remain in full force and effect. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their respective rights and obligations hereunder to any other direct subsidiary or subsidiaries of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

  Section 7.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

  Section 7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

  Section 7.8 Consent to Jurisdiction. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts of the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware, agrees that service of process by registered or certified mail, return receipt requested, is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that service of process made in accordance with this
Section 7.8 does not constitute good and sufficient service of process. The provisions of this Section 7.8 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

  Section 7.9 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 7.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date written above.

                                          Medarex, Inc.

                                            By: /s/ Donald L. Drakeman
                                                -------------------------------
                                                 Name: Donald L. Drakeman
                                                     Title: President

                                          Medarex Acquisition Corp.

                                            By: /s/ Michael A. Appelbaum
                                                -------------------------------
                                                Name: Michael A. Appelbaum
                                                   Title: Vice President

                                          Houston Biotechnology Incorporated

                                            By: /s/ J. Russell Denson
                                                -------------------------------
                                                  Name: J. Russell Denson
                                                     Title: President

                                                                    EXHIBIT 1.3

                             CERTIFICATE OF MERGER
                                      OF
                           MEDAREX ACQUISITION CORP.
                                 WITH AND INTO
                      HOUSTON BIOTECHNOLOGY INCORPORATED

  Pursuant to Section 251(c) of the Delaware General Corporate Law, Houston Biotechnology Incorporated, the surviving corporation in a merger with Medarex Acquisition Corp. certifies as follows:

    1. Houston Biotechnology Incorporated and Medarex Acquisition Corp. are both Delaware corporations.

    2. An Agreement and Plan of Merger dated as of December 18, 1996 (the "Merger Agreement"), providing for the merger of Medarex Acquisition Corp. with and into Houston Biotechnology Incorporated (the "Merger") has been approved, adopted, certified, executed and acknowledged by Houston Biotechnology Incorporated and Medarex Acquisition Corp. in accordance with
  Section 251 of the Delaware General Corporation Law.

    The stockholders of Houston Biotechnology Incorporated approved the Merger of the corporations in a meeting duly called and convened, a quorum being present in person and by proxy, and acting throughout. The sole stockholder of Medarex Acquisition Corp. approved the Merger of the corporations by written consent in lieu of meeting pursuant to Section 228 of the Delaware General Corporation Law.

    3. The surviving corporation in the Merger is Houston Biotechnology Incorporated.

    4. Pursuant to the Merger, the Certificate of Incorporation of Houston Biotechnology Incorporated is amended and restated in the form attached hereto as Exhibit A.

    5. The executed Merger Agreement is on file at the principal place of business of the surviving corporation, the address of which is

                      Houston Biotechnology Incorporated
                          3608 Research Forest Drive
                          The Woodlands, Texas 77381

    6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of Houston Biotechnology Incorporated or Medarex Acquisition Corp.

  IN WITNESS WHEREOF, the surviving corporation has caused this certificate of merger to be signed and attested by its duly authorized officers.

Dated:      , 1996


                                          By: _________________________________
                                                         President

Attested:


By: _________________________________
                , Secretary

                                                                      EXHIBIT A
                                                       TO CERTIFICATE OF MERGER

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                      HOUSTON BIOTECHNOLOGY INCORPORATED

  First: The name of the Corporation is:

                      HOUSTON BIOTECHNOLOGY INCORPORATED

  Second: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

  Third: The nature of the business and the purposes for which the Corporation is organized are:

    To engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

  Fourth: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares all of which are to be Common Stock with a par value of one cent ($.01) per share.

  Fifth: The board of directors of the Corporation is authorized to make, alter or repeal by-laws of the Corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

  Sixth: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the Delaware General Corporation Law. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director under this Article SIXTH, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article SIXTH, prior to such repeal or modification.

                                                                    EXHIBIT 4.6

                       FORM OF COMPANY AFFILIATE LETTER

Gentlemen:

  The undersigned, a holder of shares of common stock, par value $.01 per share ("Company Stock"), of Houston Biotechnology Incorporated, Inc., a Delaware corporation (the "Company"), may be entitled to receive in connection with the merger (the "Merger") of the Company with Medarex Acquisition Corp., a Delaware corporation, securities (the "Parent Securities") of Medarex, Inc., a Delaware corporation ("Parent"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact.

  If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer any Parent Securities received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

  The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of the Parent Securities that the undersigned receives in exchange for shares of Company Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (ii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

  In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of Parent Securities sold as indicated in the letter.

  The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Parent Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Act.

  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                          Very truly yours,

                                                                        ANNEX 1
                                                                 TO EXHIBIT 4.6

[Name]                                                                   [Date]

  On      the undersigned sold the securities ("Securities") of Medarex, Inc., a Delaware corporation (the "Company"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Medarex Acquisition Corp., a Delaware corporation, with and into Houston Biotechnology Incorporated.

  Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

  The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

             [SPACE TO BE PROVIDED FOR DESCRIPTION OF SECURITIES]